Exhibit 99.1

August 6, 2020

Encision Reports First Quarter Fiscal Year 2021 Results

Boulder, Colorado, August 6, 2020 -- Encision Inc. (PK:ECIA), a medical device company owning patented Active Electrode Monitoring (AEM®) Technology that prevents dangerous stray electrosurgical burns in minimally invasive surgery, today announced financial results for its fiscal 2021 first quarter that ended June 30, 2020.

The Company posted quarterly net revenue of $1.35 million for a quarterly net loss of $139 thousand, or $(0.01) per diluted share. These results compare to net revenue of $1.93 million for a quarterly net loss of $182 thousand, or $(0.02) per diluted share, in the year-ago quarter. Gross margin on net revenue was 48% in the fiscal 2021 and fiscal 2020 first quarters.

“As a result of COVID-19 limiting surgical procedures, revenue for April, May and June of 2020 decreased 50%, 33% and 8%, respectively, from those months of last year,” said Gregory Trudel, President and CEO of Encision Inc. “As of the beginning of May, we were starting to see the flow of non-essential procedures recommence and a corresponding uptick in sales revenue. With the current increases of Covid-19 cases, like everyone else, we remain watchful of the state of surgery and we will do all we can to support our customers.”

“We entered into a Master Services Agreement with Auris Health, Inc. (“Auris Health”) in April. Auris Health is a part of the Johnson & Johnson family of companies. Under the agreement, we will collaborate on the integration of AEM technology into monopolar instrumentation produced by Auris Health for advanced surgical applications. This work is ongoing.”

“On August 4, we announced the introduction of our AEM 2X enTouch® Scissors (“2X Scissors”). 2X Scissors bring new levels of performance and economy to the surgical scissor market by combining the best in class performance of our enTouch Disposable Scissors with the value and economy of a multi-use device. 2X Scissors are a game-changing product that will have a significant impact on the disposable laparoscopic scissor market. Our enTouch Disposable Scissors have long been the surgeon preferred product because of their sharpness and micro-serrations. Our new 2X Scissors provide all those benefits at half the cost per use and reduce hospital waste and the impact on the environment as well. The new thermochromic technology integrated into 2X Scissors lets the hospital know when to replace the scissors with new ones and makes tracking their use simple and easy. Superior performance, superior value, easy to use, and easy on the environment – that’s what customers want in a disposable scissor. It is the way that everything is going. We expect 2X Scissors to have an attractive sales trajectory and will become a significant part of our portfolio of products. 2X Scissors work perfectly with hot AEM dissection and are priced to be used for cold dissection as well. 2X Scissors will open new use segments for us and create an opportunity for customers to standardize on our entire portfolio of Active Electrode Monitoring (AEM®) products. We are delighted to launch 2X Scissors and look forward to launching other high performance/ high customer value product innovations going forward.”

“In April, we entered into an unsecured promissory note under the Paycheck Protection Program (the “PPP”) for a principal amount of $598,567. Under the terms of the CARES Act, a PPP loan recipient may apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined based upon the use of loan proceeds for payroll costs, rent and utility costs, and the maintenance of employee and compensation levels. In August, we will apply for loan forgiveness and, since we achieved the requirements for forgiveness, believe that all of the $598,567 will be forgiven.”

“On August 4, we received $150,000 in loan funding from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. The EIDL is evidenced by a promissory note, dated August 1 in the original principal amount of $150,000 with the SBA, the lender.”

Encision Inc. designs and markets a portfolio of high-performance surgical instrumentation that delivers advances in patient safety with AEM technology, surgical performance, and value to hospitals across a broad range of minimally invasive surgical procedures. Based in Boulder, Colorado, the company pioneered the development and deployment of Active Electrode Monitoring, AEM technology, to eliminate dangerous stray energy burns during minimally invasive procedures. For additional information about all our products, please visit www.encision.com.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this press release and elsewhere that look forward in time, which include everything other than historical information, involve risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, among others, its ability to develop new or enhanced products and have such products accepted in the market, its ability to increase net sales through the Company’s distribution channels, its ability to compete successfully against other manufacturers of surgical instruments, insufficient quantity of new account conversions, insufficient cash to fund operations, delay in developing new products and receiving FDA approval for such new products and other factors discussed in the Company’s filings with the Securities and Exchange Commission. Readers are encouraged to review the risk factors and other disclosures appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and subsequent filings with the Securities and Exchange Commission. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise.

CONTACT: Mala Ray, Encision Inc., 303-444-2600, mray@encision.com

Encision Inc.

Unaudited Condensed Statements of Operations

(in thousands, except per share information)

	Three Months Ended
	June 30, 2020	June 30, 2019
Net revenue	$1,348	$1,929
Cost of revenue	701	996
Gross profit	647	933
Operating expenses:
Sales and marketing	368	530
General and administrative	287	346
Research and development	141	236
Total operating expenses	796	1,112
Operating loss	(149)	(179)
Interest expense and other expense, net	10	(3)
Loss before provision for income taxes	(139)	(182)
Provision for income taxes	—	—
Net loss	$(139)	$(182)
Net loss per share—basic and diluted	$(0.01)	$(0.02)
Weighted average number of shares— basic and diluted	11,583	11,558

Encision Inc.

Unaudited Condensed Balance Sheets

(in thousands)

	June 30, 2020	March 31, 2020
ASSETS
Cash and cash equivalents	$629	$385
Accounts receivable, net	797	881
Inventories, net	1,708	1,626
Prepaid expenses	111	73
Total current assets	3,245	2,965
Equipment, net	189	207
Patents, net	225	228
Right of use asset	1,257	1,317
Other assets	21	20
Total assets	$4,937	$4,737
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$393	$445
Line of credit	184	370
Accrued compensation	205	219
Other accrued liabilities	122	96
Accrued lease liability	225	278
Total current liabilities	1,129	1,408
Accrued lease liability	1,157	1,145
Unsecured promissory note	599	—
Total liabilities	2,885	2,553
Common stock and additional paid-in capital	24,240	24,232
Accumulated (deficit)	(22,188)	(22,048)
Total shareholders’ equity	2,052	2,184
Total liabilities and shareholders’ equity	$4,937	$4,737

Encision Inc.

Unaudited Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended
	June 30, 2020	June 30, 2019
Operating activities:
Net loss	$(139)	$(182)
Adjustments to reconcile net loss to cash (used in) operating activities:
Depreciation and amortization	26	43
Share-based compensation expense	8	8
Provision for doubtful accounts, net	(13)	(6)
(Recovery from) provision for inventory obsolescence, net	14	(10)
Changes in operating assets and liabilities:
Right of use asset, net	20	(23)
Accounts receivable	97	(6)
Inventories	(96)	105
Prepaid expenses and other assets	(40)	(3)
Accounts payable	(52)	(141)
Accrued compensation and other accrued liabilities	10	(76)
Net cash (used in) operating activities	(165)	(291)

Investing activities:
Acquisition of property and equipment	—	(21)
Patent costs	(4)	(1)
Net cash (used in) investing activities	(4)	(22)

Financing activities:
(Paydowns of) borrowings from credit facility, net change	(187)	150
Unsecured promissory note	599	—
Net cash generated by financing activities	412	150

Net increase in cash, cash equivalents and restricted cash	243	(163)
Cash, cash equivalents and restricted cash, beginning of period	385	298
Cash, cash equivalents and restricted cash, end of period	$628	$135